CONTRIBUTION AND EXCHANGE AGREEMENT

July 24, 2024

This Contribution and Exchange Agreement (this “Agreement”) is entered by and between Generation Income Properties, L.P., a Delaware limited partnership (“GIPLP”) and LMB Owenton I LLC, a Kentucky limited liability company (“Contributor”)(collectively, GIPLP and the Contributor are referred to herein as the “Parties”), as of the date first written above (the “Effective Date”). Capitalized terms used but not defined herein have the meaning ascribed to them in that certain Amended and Restated Agreement of Limited Partnership of GIPLP, as amended (the “Partnership Agreement”).

R E C I T A L S

WHEREAS, the Contributor holds 155,185 Common Units of GIPLP (the “Contributed Units”) that were received in connection with Contributor’s contribution of certain Property to GIPLP pursuant to that certain Contribution and Subscription Agreement dated October 11, 2021, which was amended effective as of February 7, 2023 (as amended, the “Contribution Agreement”);

WHEREAS, the Parties desire that the Contributor contribute all of the Contributed Units to GIPLP as of the Effective Date in exchange for 155,185 Series B-1 Preferred Units of GIPLP (the “Preferred Units”) in a contribution and exchange transaction (the “Transaction”) intended to qualify as a tax-free transaction under Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”);

A G R E E M E N T

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by the Parties hereto, the Parties hereto hereby covenant and agree as follows:

Article I

TRANSFER OF CONTRIBUTED UNITS
1.1
Contribution and Exchange of Units. Effective as of the Effective Date, the Contributor hereby irrevocably contributes, conveys, grants, transfers and delivers to GIPLP, and GIPLP hereby irrevocably accepts and takes delivery from Contributor of the Contributed Units, free and clear of any liens. In exchange for and in full consideration of the contribution of the Contributed Units to GIPLP by Contributor, GIPLP irrevocably issues to Contributor the Preferred Units as of the Effective Date. The General Partner of GIPLP expressly consents to and approves of the transfer of Common Units contemplated herein.
Article II

REPRESENTATIONS

AND WARRANTIES OF CONTRIBUTOR

Contributor represents and warrants to GIPLP that the following statements are true and correct.

2.1
Authority and Capacity. The Contributor has full legal capacity, power, and authority to execute and deliver this Agreement and to perform the Contributor’s obligations hereunder. This Agreement has been duly executed and delivered by the Contributor and is the legal, valid and binding obligation of the Contributor, enforceable against the Contributor in accordance with its terms (except as enforceability may be limited by principles of public policy, applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally or general principles of equity (regardless of whether considered and applied in a proceeding at law or in equity)(collectively, the “Bankruptcy and Equity Exceptions”)).
2.2
No Conflicts. The execution, delivery and performance of this Agreement by Contributor do not and will not (with or without notice or lapse of time or both) conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Contributor is a party or by which it is bound.
2.3
Ownership. Contributor is the sole beneficial and record holder of, and has good and marketable title to, all of the Contributed Units, free and clear of all liens.
2.4
Investment Intent. Contributor acknowledges that the Preferred Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Contributor is an “accredited investor” as defined in Regulation D promulgated under the Securities Act and possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of Contributor’s investments hereunder. Contributor is in a financial position to hold the Preferred Units for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of Contributor’s investment therein. Contributor recognizes that Contributor’s investment involves a high degree of risk. Contributor is acquiring the Preferred Units for Contributor’s own account, for investment purposes only and not with a view to the distribution thereof in violation of applicable Law. Contributor agrees that the Preferred Units are subject to transfer restrictions pursuant to the Partnership Agreement. Contributor acknowledges that the Preferred Units will not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except in compliance with the Securities Act and applicable state securities laws. Contributor acknowledges that the offering and sale of the Preferred Units is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) of the Securities Act and the provisions of Regulation D promulgated thereunder and the securities laws of the state of Contributor’s residence and understands that no securities commission or regulatory authority has approved, passed upon, or endorsed the merits of the offer and sale of the Preferred Units, nor is it intended that any such agency will do so because of the nature and limited number of persons solicited and the private aspects of the offering. Contributor is a resident and domiciliary (not a temporary or transient resident) of the jurisdiction listed after Contributor’s name on Contributor’s signature page hereto, has no present intention to become a resident of any other jurisdiction, and all communications, written or oral, concerning the Preferred Units have been directed to Contributor in and received by Contributor in such jurisdiction.
2.5
Independent Investigation. Contributor has had the opportunity to consult Contributor’s own independent legal, tax, accounting and other advisors with respect to Contributor’s rights, benefits, and obligations under this Agreement and the Partnership Agreement and the tax and other economic consequences to the Contributor of the acquisition, receipt or ownership of the Preferred Units, including the tax consequences under federal, state, local, and other income tax laws of the United States or any other country and the possible effects of changes in such tax laws. Contributor is not relying on GIPLP or any of its affiliates or any of their respective employees, agents, representatives, or advisors with respect to the legal, tax, economic and related considerations of an investment in the Preferred Units.
Article III

REPRESENTATIONS AND WARRANTIES OF GIPLP
3.1
Organization, Good Standing, Authority. GIPLP is duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted and to execute, deliver and perform this Agreement, and each other agreement, instrument, document or certificate to be executed and delivered by GIPLP, to perform its obligations herein and therein and to consummate the transactions contemplated herein and therein.
3.2
Authorization. All action required to be taken in order to authorize GIPLP to enter into this Agreement and each other document, instrument or agreement to be executed and delivered by GIPLP in connection herewith, to perform its obligations herein or therein, and to issue the Preferred Units, has been taken. All action on the part of the officers of GIPLP necessary for the execution and delivery of this Agreement and each other document, instrument or agreement to be executed and delivered by GIPLP in connection herewith, the performance of all obligations of GIPLP under this Agreement and each other document, instrument or agreement to be executed and delivered by GIPLP in connection herewith, has been taken.
3.3
Enforceability. This Agreement has been, and each other document, instrument or agreement to be executed and delivered by GIPLP in connection herewith will upon such delivery be, duly executed and delivered by GIPLP, and constitutes, or will upon such delivery constitute, the legal, valid and binding obligation of GIPLP, enforceable in accordance with its terms, except as such enforcement may be limited by the Bankruptcy and Equity Exceptions.
3.4
Valid Issuance of Preferred Units. The Preferred Units, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement will be duly and validly issued and fully paid.
3.5
No Conflicts. The execution, delivery and performance of this Agreement by GIPLP do not and will not (with or without notice or lapse of time or both), conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Contributor is a party or by which it is bound or agreement to which GIPLP is a party or is bound.
Article IV

COVENANTS AND AGREEMENTS
4.1
Further Assurances. From and after the date of this Agreement, GIPLP and Contributor shall execute any and all further documents, agreements and instruments and take all further actions that may be required under applicable law or that any party may reasonably request in order to effectuate the transactions contemplated by this Agreement.
4.2
Joinder to Partnership Agreement. The Contributor expressly acknowledges that the Contributor is, and remains, bound to the Partnership Agreement, which shall apply to the Preferred Units received pursuant to the Transaction.
4.3
Tax Treatment. The Parties acknowledge and agree, for U.S. federal income tax purposes (and for purposes of any applicable state or local income tax law), to treat the Transaction as a contribution/exchange transaction qualifying for nonrecognition of gain under Section 721(a) of the Code (the “Agreed Tax Treatment”). The Parties shall not take any position on any Tax Return or in any administrative or judicial proceedings inconsistent with the Agreed Tax Treatment, unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code. To the extent Transaction is deemed to be a taxable event by any administrative or judicial proceedings, GIPLP shall indemnify the Contributor for any taxable liability and for reasonable attorneys’ and accountants’ fees incurred in relation to such proceedings.
Article V

MISCELLANEOUS
5.1
Entire Agreement. This Agreement contains the complete agreement between the Parties hereto and supersede any prior understandings or agreements by or between the Parties hereto, written or oral, which may have related to the subject matter hereof in any way.
5.2
Amendment and Waiver. Except as provided herein, any provision of this Agreement may be amended or waived only in a writing signed by Contributor and GIPLP.
5.3
Counterparts. This Agreement may be executed in two or more counterparts all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.
5.4
Applicable Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to the conflicts of law provisions hereof.
5.5
Assignment. This Agreement and the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either Contributor (except in connection with a permitted transfer of the Preferred Units pursuant to the Partnership Agreement) or GIPLP without the prior written consent of the other.

[Remainder of Page Intentionally Blank – Signature Page Follows]

IN WITNESS WHEREOF, Contributor and GIPLP have executed this Agreement effective as of the date set forth above.

CONTRIBUTOR:

LMB OWENTON I LLC, a Kentucky limited liability company

By: /s/ Lloyd Bernstein

Name: Lloyd Bernstein
Title:

Contributor Address:

369 Montezuma Ave. 661, Santa Fe, NM __________________________________________

__________________________________________

GIPLP:

GENERATION INCOME PROPERTIES, L.P.,

a Delaware limited partnership

By:/s/ David Sobelman

David Sobelman

Authorized Representative